Exhibit 99.1

November 7, 2012

Tetra Tech Reports Fourth Quarter and Fiscal 2012 Results

•                 Q4 Net Revenue up 13% to $536 million

•                 FY12 Net Revenue up 13% to $2.02 billion

•                 Record backlog up 10% to $2.14 billion

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the fourth quarter and fiscal year ended September 30, 2012.

Fourth Quarter Results

Revenue in the fourth quarter was $719.4 million compared to $675.7 million in the same period last year. Revenue, net of subcontractor costs1, in the fourth quarter was $536.3 million, up 12.7% compared to $475.9 million in the same period last year. Operating income was $48.5 million, up 11.6% compared to $43.4 million in the fourth quarter last year. Diluted earnings per share (EPS) were $0.47, up 11.9% compared to $0.42 in the fourth quarter last year. Diluted EPS included costs related to the reorganization of the Company’s operations, including the elimination of the Engineering and Architecture Services (EAS) segment, and purchase accounting-related adjustments, resulting in a net diluted EPS reduction of $0.01. Earnings before interest, taxes, depreciation, and amortization (EBITDA2), were $62.9 million, up 11.5% compared to $56.4 million in the fourth quarter last year. Backlog was a record high $2.14 billion, up 9.7% compared to $1.95 billion at the end of the fourth quarter last year. Cash generated from operations was $29.8 million compared to $33.2 million in the fourth quarter last year.

Fiscal Year Results

Revenue for fiscal 2012 was $2.71 billion compared to $2.57 billion in fiscal 2011. Revenue, net of subcontractor costs, was $2.02 billion, up 12.8% compared to $1.79 billion in fiscal 2011. Operating income was $166.4 million, up 13.6% compared to $146.4 million in fiscal 2011. Diluted EPS were $1.63, up 14.0% compared to $1.43 in fiscal 2011. EBITDA were $222.3 million, up 11.9% compared to $198.6 million in fiscal 2011. Cash generated from operations was $158.0 million, up 20.1% compared to $131.6 million in fiscal 2011.

Tetra Tech’s Chairman and CEO, Dan Batrack commented, “Tetra Tech finished the year with a strong fourth quarter that resulted in 13% net revenue growth and 10% backlog growth. Based on net revenue, our international business is now the largest client sector and the fastest growth market, having grown 19% organically in the fourth quarter. Our record backlog, expansions into Brazil and oil & gas, and the realigned organization provide a solid foundation for continued growth in 2013.”

1 Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

2 EBITDA is a non-GAAP financial measure. The Company believes EBITDA is a useful representation of operating performance because of significant amounts of acquisition-related non-cash amortization expense. A table reconciling net income attributable to Tetra Tech to EBITDA can be found at the end of this release.

In thousands (except EPS data)	Three Months Ended		Fiscal Year Ended
	Sep. 30, 2012	Oct. 2, 2011	Sep. 30, 2012	Oct. 2, 2011
Revenue	$719,405	$675,662	$2,711,075	$2,573,144
Subcontractor costs	(183,149)	(199,724)	(689,005)	(780,817)
Revenue, net of subcontractor costs	536,256	475,938	2,022,070	1,792,327
Operating income	48,470	43,433	166,367	146,422
Interest expense, net	(1,389)	(1,452)	(5,571)	(5,930)
Income tax expense	(16,542)	(14,582)	(56,064)	(47,510)
Net income including noncontrolling interests	30,539	27,399	104,732	92,982
Net income attributable to noncontrolling interests	(107)	(1,000)	(352)	(2,943)
Net income attributable to Tetra Tech	$30,432	$26,399	$104,380	$90,039

Earnings per share attributable to Tetra Tech:
Basic	$0.48	$0.42	$1.65	$1.45
Diluted	$0.47	$0.42	$1.63	$1.43

Weighted-average common shares outstanding:
Basic	63,623	62,310	63,217	62,053
Diluted	64,396	62,864	63,934	62,775

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and the actual results could differ materially. These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release. The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the first quarter of fiscal 2013 to be in the range of $0.37 to $0.41. Revenue, net of subcontractor costs, for the first quarter is expected to range from $490 million to $540 million. For fiscal 2013, Tetra Tech expects diluted EPS to be $1.80 to $1.95. Revenue, net of subcontractor costs, for fiscal 2013 is expected to range from $2.1 billion to $2.3 billion.

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Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the fourth quarter results through a link posted on the Company’s website at www.tetratech.com on November 8, 2012 at 8:00 a.m. (PT).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction management, and technical services. The Company supports government and commercial clients by providing innovative solutions to complex problems focused on water, environment, energy, infrastructure, and natural resources. With more than 13,000 employees worldwide, Tetra Tech’s capabilities span the entire project life cycle.

Tetra Tech, Inc.

Regulation G Information

Reconciliation of Net Income to EBITDA

In thousands	Three Months Ended		Fiscal Year Ended
	Sep. 30, 2012	Oct. 2, 2011	Sep. 30, 2012	Oct. 2, 2011
Net income attributable to Tetra Tech	$30,432	$26,399	$104,380	$90,039
Interest expense, net	1,389	1,452	5,571	5,930
Income tax expense	16,542	14,582	56,064	47,510
Depreciation	6,994	6,737	26,651	27,138
Amortization	7,552	7,232	29,634	27,979
EBITDA	$62,909	$56,402	$222,300	$198,596

CONTACTS:
Jim Wu, Investor Relations
Talia Starkey, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: worldwide political and economic uncertainties; the effect of the Budget Control Act of 2011; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for U.S. state and local government and U.S. commercial services; credit risks associated with certain U.S. commercial clients; concentration of revenues from U.S. government agencies and

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potential funding disruptions by these agencies; violations of U.S. government contractor regulations; dependence on winning or renewing U.S. federal, state and local government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; risks associated with international operations; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate contract risks, revenue and costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; the interruption of computer, information and communications technology and systems; the ability to impede a business combination based on Delaware law and charter documents; and stock price volatility. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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Tetra Tech, Inc.

Consolidated Balance Sheets

(in thousands, except par value)

	September 30, 2012	October 2, 2011
Assets
Current Assets:
Cash and cash equivalents	$104,848	$90,494
Accounts receivable - net	700,480	657,179
Prepaid expenses and other current assets	48,168	84,612
Income taxes receivable	5,817	6,817
Total current assets	859,313	839,102

Property and equipment - net	74,309	77,536
Investments in and advances to unconsolidated joint ventures	3,279	3,454
Goodwill	635,958	569,414
Intangible assets - net	74,231	81,053
Other assets	23,940	23,429
Total Assets	$1,671,030	$1,593,988

Liabilities and Equity
Current Liabilities:
Accounts payable	$154,003	$164,819
Accrued compensation	128,086	110,937
Billings in excess of costs on uncompleted contracts	90,909	84,754
Deferred income taxes	20,809	22,870
Current portion of long-term debt	2,031	2,556
Estimated contingent earn-out liabilities	35,407	64,119
Other current liabilities	72,549	81,654
Total current liabilities	503,794	531,709

Deferred income taxes	24,268	25,394
Long-term debt	81,047	144,868
Other long-term liabilities	42,054	36,767

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of September 30, 2012 and October 2, 2011	-	-
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 63,837 and 62,495 shares as of September 30, 2012 and October 2, 2011, respectively	638	625
Additional paid-in capital	433,009	399,420
Accumulated other comprehensive income	31,017	4,754
Retained earnings	554,306	449,926
Tetra Tech stockholders’ equity	1,018,970	854,725
Noncontrolling interests	897	525
Total equity	1,019,867	855,250
Total Liabilities and equity	$1,671,030	$1,593,988

Tetra Tech, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	September 30,	October 2,	September 30,	October 2,
	2012	2011	2012	2011

Revenue	$719,405	$675,662	$2,711,075	$2,573,144
Subcontractor costs	(183,149)	(199,724)	(689,005)	(780,817)
Other costs of revenue	(447,675)	(377,586)	(1,663,065)	(1,454,374)
Selling, general and administrative expenses	(57,398)	(55,055)	(211,884)	(193,286)
Contingent consideration - fair value adjustments	17,287	136	19,246	1,755
Operating income	48,470	43,433	166,367	146,422
Interest expense - net	(1,389)	(1,452)	(5,571)	(5,930)
Income before income tax expense	47,081	41,981	160,796	140,492
Income tax expense	(16,542)	(14,582)	(56,064)	(47,510)
Net income including noncontrolling interests	30,539	27,399	104,732	92,982
Net income attributable to noncontrolling interests	(107)	(1,000)	(352)	(2,943)
Net income attributable to Tetra Tech	$30,432	$26,399	$104,380	$90,039

Earnings per share attributable to Tetra Tech:
Basic	$0.48	$0.42	$1.65	$1.45
Diluted	$0.47	$0.42	$1.63	$1.43

Weighted-average common shares outstanding:
Basic	63,623	62,310	63,217	62,053
Diluted	64,396	62,864	63,934	62,775

TETRA TECH, INC

Consolidated Statements of Cash Flows

(in thousands)

	Fiscal Year Ended
	September 30,	October 2,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income including noncontrolling interests	$104,732	$92,982

Adjustments to reconcile net income including noncontrolling interests to net cash from operating activities:
Depreciation and amortization	56,902	55,684
Loss on settlement of foreign currency forward contract	286	293
Equity in earnings of unconsolidated joint ventures	(2,916)	(4,877)
Distributions of earnings from unconsolidated joint ventures	3,194	4,802
Stock-based compensation	10,839	10,582
Excess tax benefits from stock-based compensation	(624)	(104)
Deferred income taxes	(5,512)	1,720
Provision for doubtful accounts	4,768	3,733
Impairment of goodwill	914	-
Fair value adjustments to contingent consideration	(19,246)	(1,755)
Fair value adjustments to assets held for sale	3,437	-
Exchange (gain) loss	(139)	1,288
Lease termination costs	1,261	1,281
Loss (gain) on disposal of property and equipment	191	(231)

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(39,960)	2,046
Prepaid expenses and other assets	26,284	(28,324)
Accounts payable	(14,529)	(34,013)
Accrued compensation	15,678	11,157
Billings in excess of costs on uncompleted contracts	2,425	(1,669)
Other liabilities	7,371	6,475
Income taxes receivable/payable	2,665	10,553
Net cash provided by operating activities	158,021	131,623

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(25,106)	(18,901)
Payments for business acquisitions, net of cash acquired	(55,014)	(269,996)
Payment in settlement of foreign currency forward contract	(4,192)	(4,216)
Receipt in settlement of foreign currency forward contract	3,906	3,923
Change in restricted cash	-	(5,000)
Investments in unconsolidated joint ventures	(430)	(530)
Proceeds from sale of property and equipment	1,037	879
Net cash used in investing activities	(79,799)	(293,841)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(120,792)	(43,047)
Proceeds from borrowings	52,672	67,618
Payments of earn-out liabilities	(18,055)	-
Distributions paid to noncontrolling interests	(9)	(1,702)
Excess tax benefits from stock-based compensation	624	104
Net proceeds from issuance of common stock	18,166	8,378
Net cash (used in) provided by financing activities	(67,394)	31,351

EFFECT OF EXCHANGE RATE CHANGES ON CASH	3,526	428

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	14,354	(130,439)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	90,494	220,933
CASH AND CASH EQUIVALENTS AT END OF YEAR	$104,848	$90,494

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$5,279	$4,226
Income taxes, net of refunds received	$58,126	$33,715